    Exhibit 10(d)

Amended as of July 23, 2025

1ST SOURCE CORPORATION
    1982 RESTRICTED STOCK AWARD PLAN

1.    Purpose. This Restricted Stock Award Plan (“the Plan”) is intended to promote the interest of 1st Source Corporation, an Indiana corporation (the “Corporation”) and its shareholders by providing an incentive to induce continued future employment and performance of certain key exempt or non-exempt employees of the Corporation and certain key employees of one or more Subsidiaries of Corporation. For the purposes of this Plan, the term “Subsidiary” shall mean a corporation or corporations of which the Corporation owns, directly or indirectly, a majority of the outstanding voting stock.

2.    Adoption and Administration of the Plan. The Plan shall become effective as of May 1, 1982. The Plan shall be administered by the Executive Compensation Committee of the Corporation (the “Committee”). The Committee shall interpret, implement, and administer the Plan to the extent and the manner contemplated herein it shall exercise the discretion granted to it as to the determination of who shall participate in the Plan, the terms and conditions under which key employees may participate or continue participating in the Plan, how many shares shall be allocated to each participant, and the time when such shares shall be allocated and issued to each participant. Any action taken by the Committee with respect to the implementation, interpretation or administration of the Plan shall be final, conclusive and binding on the Corporation and each participant.

3.    Stock Subject to Plan. After November 8, 2016 the Committee may allocate and issue under the Restricted Stock Award Plan not more than 250,000 shares of the outstanding common stock of the Corporation, which common stock is herein sometimes referred to as “shares.” The distribution of shares pursuant to this Plan may be made either from authorized and unissued shares or from Treasury shares as determined by the Committee. All shares issued in accordance with the Plan shall be fully paid and non-assessable shares and free from preemptive rights. Such shares may be issued in the form of book value shares or market value shares as the Committee shall determine for each award approved under the Plan. The aggregate number of shares available to be allocated under this Plan shall be proportionately adjusted to reflect any change in the number or kind of shares of stock resulting from: (1) a subdivision or consolidation of shares or any other capital adjustment, (2) the payment of a dividend, (3) an increase or decrease in the number of shares of issued stock effected without receipt of consideration by the Corporation (other than contributions of stock by the Corporation to any employee benefit plan), or (4) any transaction or occurrence which, in the judgment of the Committee, has a similar effect on the stock.

4.    Eligibility. The Committee shall designate from time to time key exempt and non-exempt employees of the Corporation or a Subsidiary (including officers) engaged in activities which further the objectives of the Corporation, who shall be eligible to receive an allocation or allocations of shares under the Plan as recommended by the Chief Executive Officer, and the number of shares of stock of the Corporation to be allocated to each. In selecting those persons to whom allocations of shares hereunder shall be made at any time, and in determining the number of shares to be allocated, the Committee shall consider with respect to those employees the position and responsibility of such persons, the value of their future services to the Corporation, the compensation otherwise received by persons and other factors as the Committee deems pertinent.

5.    Form of Allocation. At the time of making any allocation by the Committee, the Committee shall advise the employee selected to participate in a stock award under this Plan as to such allocation by written notice, which employee so selected hereinafter is sometimes referred to as “Participant.”

6.    Action Required of Participants.
(a)    Within 30 days from the date of such written notice of the Participant’s initial allocation under the Plan, the Participant shall notify the Committee, in writing, of acceptance of the allocation and the terms thereof, applicable to the initial allocation and to all subsequent allocations accepted under the Plan, which notice shall be deemed delivered for all purposes by this Plan when personally delivered or mailed to Chief Financial Officer, 1st Source Corporation, P.O. Box 1602, South Bend, Indiana 46634 by postpaid certified United States mail.

(b)    The Corporation may require that, in allocating shares, the Participant agree with, and represent to, the Corporation that Participant is acquiring such shares for the purpose of investment and with no present intention to transfer, sell or otherwise dispose of such shares except such distribution by a legal representative as shall be required by will or the laws of any jurisdiction in winding up the estate of any Participant. Such shares shall be transferable thereafter only if the proposed transfer shall be permissible pursuant to this Plan and if, in the opinion of counsel (who shall be satisfactory to Corporation), such transfer shall at such time be in compliance with applicable securities laws.

7.    Restrictions. By accepting the allocation of shares under this Plan, a Participant agrees and consents to the following additional restrictions:

(a)    A certificate or certificates for the shares allocated to a Participant shall be delivered by the Corporation to a Participant on the date at which restrictions set forth in paragraph 7(c) below, shall have lapsed. Until such time as the restrictions lapse, Corporation shall issue and retain in safekeeping such allocation. Upon issue Participant shall be a shareholder with respect to all of the shares represented by such certificate or certificates and shall have all rights of a shareholder with respect to all such shares, including the right to vote such shares and receive all dividends and other distributions, subject to termination upon the occurrence of an Act of Forfeiture as set forth in this Plan. The certificates for such shares may be either imprinted or stamped with a legend to the effect that the shares represented thereby may not be sold, exchanged, transferred, pledged, hypothecated, assigned, conveyed, or otherwise voluntarily or involuntarily disposed of except in accordance with this Plan (any such disposition being automatically an Act of Forfeiture) by the holder thereof until such time as the restrictions provided for herein lapse.

(b)    If new or additional or different shares or securities are distributed with respect to shares of common stock of the Corporation as the result of a stock split, stock dividend, combination of shares or other change involving 1st Source securities, or exchange for other securities, or reclassification, reorganization, merger, consolidation, recapitalization or otherwise (“Exchange Event”), the Participant shall, as the owner of shares subject to restrictions hereunder, be entitled to such new or additional or different shares of stock or securities.

(1)    In the case of an Exchange Event, the certificate or certificates for, or other evidences of, such new or additional or different shares or securities shall be appropriately imprinted with the legend provided in paragraph 7(a) of this Plan, and all provisions of this Plan relating to restrictions and lapse of restrictions herein set forth shall thereupon be applicable to such new or additional or different shares or securities to the extent applicable to the shares with respect to which they were distributed; provided, further, that if the Participant shall receive rights, warrants or fractional interests in respect of any of such shares, such rights or warrants and such fractional interests shall be received by the Participant subject to all of the remaining restrictions herein set forth. All such additional shares, rights or other securities shall be retained in safekeeping by the Corporation for the account of the Participant.

(2)    In the case of a qualifying termination of employment of the Participant, as defined below, (i) all awarded shares subject to forfeiture under this Plan shall no longer be subject to forfeiture and shall be earned stock for all purposes of the Plan, (ii) all awarded book value shares shall be converted to market value shares, and (iii) all restrictions on shares of stock theretofore awarded hereunder shall terminate (except for any restrictions imposed by applicable securities laws). The foregoing sentence shall be effective immediately prior to such qualifying termination of employment.

(3)    For purposes of this Section, the following defined terms have the described meanings. “Qualifying termination of employment” means the involuntary termination of the Participant's employment (i) within one year following an Exchange Event that involves the distribution of securities of an issuer other than 1st Source and that results in a change of control of 1st Source and (ii) for reasons other than the Participant’s willful and continued failure to perform his or her material duties and other than the Participant's dishonesty or willful misconduct in connection with his or her work. “Change of control” means a change of ownership or management that the Committee, in its full and sole discretion, shall determine to be a change of control for purposes of this Section; in the absence of a contrary finding by the Committee, the acquisition by any person or group of persons, other than 1st Source, of beneficial ownership of 50.01% or more of the then outstanding shares of 1st Source common stock shall be deemed a change of control.

        (c) The term “Restricted Period” with respect to any book value shares awarded to a Participant under this Plan shall mean that period commencing with the date of issuance of such shares and ending on the date at which all such shares have been purchased from Participant by Corporation or exchanged by the Participant for market value shares as provided herein.

(d)    The term “Forfeiture Period” with respect to any allocation of shares issued to a Participant under this Plan shall mean a period commencing on the date of issuance of such shares to the Participant and ending ten (10) years or such other period as the Committee may designate in the notice of allocation thereafter. The Forfeiture Period shall terminate at an equal and proportionate amount of the allocation of shares for each year in which:

(1)    the Participant has served continuously as an employee, and was employed or retired at year end, or in which such employee dies or becomes disabled while employed.

(2)    the Corporation achieves the requisite annual net income, ROA, ROE or other performance goal or goals established in advance by the Committee in connection with the applicable award, or the Participant meets or exceeds the individual performance goal(s) established in advance by the Committee, as applicable.

Any year in which the Corporation achieves the requisite annual net income, ROA, ROE or other performance goal or goals established for the accumulated years subsequent to the year of the award, will remove the restrictions for that year and any prior year for which the yearly rate failed to meet the established rate.

Notwithstanding the foregoing, the Committee may in its sole discretion at any time extend the Forfeiture Period on issued shares for the current or prior year(s), despite the Corporation’s failure to meet the required annual or cumulative rate of return.

With respect to individual performance goals, if a Participant fails to meet or exceed his/her individual performance goal(s) for a given year, all shares so restricted with respect to that year will be forfeited.

The Committee may designate the particular shares with respect to which such restrictions end at the expiration of each such yearly period either by authorizing the issuance of separate certificates or by other instruments or documentation as deemed feasible by the Committee, and such certificates shall be delivered to Participant forthwith.

(e)    For all purposes of this Plan, an “Act of Forfeiture” with respect to the remaining restricted stock of any award shall be deemed to be any one of the following:

(1)    Voluntary or involuntary termination during the Forfeiture Period, other than by death, total disability or normal retirement, or

(2)    The attempted sale, exchange, transfer, pledge, hypothecation, assignment, conveyance or other voluntary or involuntary disposition of any of the restricted shares during their Restricted Period, all of which is hereby expressly prohibited by this agreement, or

(3)    The election by the Participant to be taxed in the year of receipt of the restricted stock under Section 83(b) of the Internal Revenue Code of 1986 as amended, or

(4)    Termination of the Forfeiture Period if the annual or cumulative Corporation goals or annual individual performance goals have not been achieved.

(f) The “normal retirement age” means age 65 unless changed by the Committee. Alternatively, a Participant who is age 60 or older will be treated as attaining normal retirement age if they have completed 20 years of service with the Corporation, and have provided notice of their upcoming retirement at least 150 days beforehand so the Corporation can plan in advance for succession and transition of clients in the most effective way.

        (g) However, the Committee may also authorize a “normal” retirement at an earlier age for a Participant if it determines that such action is in the best interests of the Corporation and is otherwise warranted based upon extreme hardship or other special or extraordinary circumstances and such circumstances be limited to career ending events where the Participant is unable to work effectively or properly carry out his or her assigned duties, or other extremely unlikely occurrences which prevents the Participant from continuing to serve. This decision is at the sole discretion of the Committee and is to be extremely limited.

(h)    Upon the occurrence of an Act of Forfeiture relating to a Participant, the right, title and interest of all remaining restricted shares of Corporation allocated to the Participant shall be automatically forfeited and terminated for all purposes and Participant agrees on behalf of himself, his personal representatives, heirs, legatees, or successors to:

(1)    Execute and deliver to Corporation such forms of stock power, assignments or instruments of transfer which Corporation may reasonably request and, upon the failure of Participant or his personal representatives, heirs, legatees or successors so to do, the Secretary of Corporation is hereby appointed as the attorney-in-fact of Participant and his personal representatives, heirs, legatees or successors to execute and deliver any and all forms of stock power, assignments and instruments of transfer requested by the Committee to vest and transfer to Corporation complete title to all such forfeited shares, and further each Participant consents and agrees that the St. Joseph Circuit Court of St. Joseph County, Indiana, shall have personal jurisdiction over such Participant to permit Corporation to obtain an order to specific performance which is authorized and for which consent is hereby given by each Participant who accepts an allocation of shares under this Plan.

(i)    The right, title and interest of any transferee of any restricted shares acquired from a Participant under this Plan by Will or by the laws of descent and distribution shall be subject to all the terms and conditions of this Plan, including, but without limitation, the restrictions on transfer and the provisions relating to forfeiture.

(j)    Any transfer or purported transfer made by a Participant at any time while restricted or prohibited by this Plan, except at the times and in the manner expressly authorized, shall be null and void and the Corporation shall not be obligated to recognize or give effect to such transfer on its books or records or recognize the person or persons to whom such purported transfer has been made as the legal beneficial holder of such shares.

(k)    The Committee may impose such other restrictions on any shares allocated to a Participant pursuant to this Plan as it may deem advisable, including without limitation, restrictions under the Securities Act of 1933, as amended, under the requirements of any stock exchange upon which such shares or shares of the same class are then listed, and under any blue-sky or securities laws applicable to such shares.

    8.    Mandatory Resale of Book Value Stock.
(a)    If the Participant is employed at the time of his/her death, total disability, or normal retirement, Participant or his/her personal representative must sell his/her earned book value stock back to the Corporation.

    (1)    Twenty percent (20%) of the purchase price will be paid each year thereafter, beginning on the first anniversary of the date of such death, total disability, or retirement.

    (2)    The purchase price for any year shall be the book value at the close of the most recent year ended prior to the date of such death, total disability or retirement.

    (3)    The amount of the purchase price shall bear interest at the percentage determined by 1st Source Corporation’s
        (i) Dividends for the most recently completed calendar year divided by
        (ii) The ending market value for the most recently completed calendar year,

        (iii) adjusted annually on the anniversary date of the note documenting the sale agreement.

    (4)    At the date of such retirement or total disability, Participant may elect to delay the sale of all book value stock for a period of up to five (5) years from the date of retirement or total disability under the sale terms above. The purchase price for any delayed sale shall be the book value at the close of the most recent year ended prior to the end of the delayed period.

    (5)    The Corporation may elect to pay the purchase price through an exchange of all book value stock for market value stock of equal value. Such election must be made for all book value shares earned at time of such retirement or disability in accordance with the requirements established by the Committee. The Corporation may take into account the request of the Participant to be paid in either cash or market value stock.

    (6)    As any unearned book value stock at date of such retirement is earned thereafter, it shall be sold to, or exchanged with, the Corporation consistent with the Corporation’s election in the immediately preceding subparagraph, and otherwise subject to the terms above.

    (b)    Upon termination of employment by voluntary act of Participant or by act of Corporation, except death or disability or normal retirement, all of such Participant’s earned book value stock must be sold to Corporation.

    (1)    The price to be paid by Corporation shall be the lower of (a) book value at the close of the most recent year ended prior to the date of departure, or (b) book value at the close of the year of departure. Book value shall be determined by the Committee as described in paragraph 9 below.

    (2)    Installments of ten percent (10%) of the purchase price of the shares shall be paid to the Participant each year, without interest.

    (c)    If the Committee in its sole discretion determines in any case that lump sum payment instead of installment payment as required by paragraph 8(a) or (b) would be desirable (whether for financial reasons, administrative ease, or otherwise) due to the size of the required installment payments, the Committee may order without consent of the Participant such lump sum payment be made in lieu of payment in installments. Such a lump sum payment shall be in an amount equal to the present value of the installment payments which would have otherwise been paid discounted at the current long-term “applicable federal rate.”

9.    Miscellaneous Provisions.
(a) Expense. All expenses and costs in connection with the administration of the Plan shall be borne by the Corporation.

(b)    No Prior Rights of Offer. Nothing in the Plan shall be deemed to give any officer or employee of the Corporation or his or its legal representatives or assigns or any other person or entity claiming under or through any Participant any contractual or other right to participate in the benefits of the Plan.

(c)    Indemnification of the Committee. In addition to such other rights or indemnifications as they may have, the members of the Committee shall be indemnified by the Corporation against all costs and expenses reasonably incurred by them or any of them in connection with any action, suit or proceeding to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any award granted thereof and against all amounts paid by them in settlement thereof (provided such settlement is approved by legal counsel selected by the Corporation) or paid by them in satisfaction of a judgment in any such action, suit or proceedings, the person desiring indemnification shall give the Corporation an opportunity, at its own expense, to handle and defend the same.

(d)    Liability of Corporation. The Liability of the Corporation under this Plan or any allocation of shares made hereunder is limited to the obligation set forth with respect to such allocation, and nothing herein contained shall be construed to impose any liability on the Corporation in favor of any Participant with respect to any loss, cost or expense which a Participant may incur in connection with or arising out of any transaction in connection therewith.

(e)    No Agreement to Employ. Nothing in the Plan shall be construed to constitute or be evidenced of an agreement or understanding expressed or implied on the part of the Corporation or any Subsidiary to employ or retain any Participant to whom any shares have been allocated for any specified period of time or times.

        (f)    Book value. Book value under this Plan shall be determined in accordance with generally accepted accounting principles, as published in the Corporation’s Annual Report.

        (g)    Market value. Market value under this Plan shall mean the closing price of a share of common stock, as reported by NASDAQ, or by any other exchange upon which the shares may be traded, for the day on which the value is to be determined or if that day is not a stock trading day, then on the last preceding trading day.

        (h) Overstated Financial Results or Other Metrics, Fraud, Malfeasance or Purposeful Misstatement. In addition to any terms as the Committee may determine, all awards under the Plan are subject to the Corporation’s Clawback Policy which provides for potential forfeiture and/or recovery by the Corporation of (i) excess awards received by any Participant upon a determination that the awards were based upon financial results or other metrics that were misstated or otherwise inaccurate, either for business units of the Corporation or the Corporation as a whole, and (ii) all such awards received by any Participant upon a determination that the Participant had responsibilities for the accounting that led to the misstatement or inaccuracy, or committed fraud or other malfeasance while employed by the Corporation.

10.    Amendment and Termination of the Plan. The Corporation may at any time terminate or extend the Plan, or make such modification of the Plan or of the exhibits attached to this Plan as it shall deem advisable. No termination or amendment of the Plan shall, without the consent of any person affected thereby, modify or in any way affect any right or obligation created prior to such termination or amendment.